UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Comment

     Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 4.01      Changes in Registrant’s Certifying Accountant

(a)

     The Audit Committee of Biospecifics Technologies Corp. (the “Company”) recently completed a process to select the audit firm that would serve as the Company's independent registered public accounting firm beginning with the quarter ending September 30, 2014. As previously disclosed, the Audit Committee engaged Friedman LLP (the “Friedman”) as its new independent registered public accounting firm for the year ending December 31, 2014 and for the quarter ending September 30, 2014. Upon announcement of Friedman’s engagement, the U.S. Securities and Exchange Commission (“SEC”) issued a comment letter to the Company questioning whether certain tax-related services previously provided by Friedman to the Company in 2014 would impair its independence under Rule 2-01(c)(4)(i) of Regulation S-X regarding Friedman’s review of the Company’s quarter ending September 30, 2014 and their audit for the year ending December 31, 2014. Following a discussion with the SEC, the Audit Committee dismissed Friedman as the Company’s independent registered public accounting firm effective October 10, 2014 and before it had commenced any audit-related work. Although it will not serve as Company’s independent registered public accounting firm, the Company will continue to engage Friedman to assist the Company with the tax-related services previously provided.

     Friedman has not issued any reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 or for any interim periods and did not commence any audit related work prior to its termination as the independent registered public accounting firm.

     The Company provided a copy of the foregoing disclosures to Friedman prior to the date of the filing of this Current Report and requested that Friedman furnish it with a copy of the Friedman’s letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above disclosures. A copy of Friedman’s letter, dated October 15, 2014, is attached hereto as Exhibit 16.1.

(b)

     On October 10, 2014, the Audit Committee engaged EisnerAmper LLP (“Eisner”) as its new independent registered public accounting firm, effective immediately, for the year ending December 31, 2014 and for the quarter ending September 30, 2014, subject to completion of its standard client acceptance procedures. Because Eisner has not previously provided any services to the Company, Eisner was able to confirm its independence.

     During the Company’s most recent fiscal years and interim period through October 10, 2014, the Company has not consulted with Eisner with respect to the (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.      Financial Statements and Exhibits

(d)      Exhibits.

16.1	Letter from Friedman LLP dated October 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014

BioSpecifics Technologies Corp.

By: /s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President

EXHIBIT INDEX

Exhibit	Description
No.

16.1	Letter from Friedman LLP dated October 15, 2014